Exhibit 5.1

[Letterhead of Ice Miller LLP]

November 18, 2009

Board of Directors
The Steak n Shake Company
36 South Pennsylvania Street, Suite 500
Indianapolis, Indiana 46204

Re:           Registration Statement on Form S-4

Ladies and Gentlemen:

           We have acted as special counsel to the Special Committee of the Board of Directors of The Steak n Shake Company, an Indiana corporation (the "Company"), in connection with the Company's registration statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), relating to the Company's issuance of up to $22,959,000 principal amount of 14% Redeemable Subordinated Debentures due five years from the date of issue (the "Debentures") pursuant to the terms of the Agreement and Plan of Merger dated October 22, 2009, by and among Western Sizzlin Corporation, a Delaware corporation, Grill Acquisition Corporation, a Delaware corporation, and the Company (the "Merger Agreement").  The Debentures will be issued pursuant to the merger of Grill Acquisition Corporation and Western Sizzlin Corporation under the Delaware General Corporation Law that is contemplated by the Merger Agreement (the "Merger"), and will be issued under an indenture to be entered into by and between the Company and Wells Fargo Bank, National Association, as Trustee (the "Indenture"), at or before the closing of the Merger.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning assigned to them in the Registration Statement.

           In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of those documents, corporate or other records, certificates and other papers that we deemed necessary to examine for the purpose of this opinion, including without limitation the following documents:

1.	The Registration Statement in the form in which it was signed by the Company on the date hereof and will be filed with the Commission under the 1933 Act;

2.	A copy of the form of the Indenture included as Exhibit 4.1 to the Registration Statement;

3.	A copy of the form of the Debentures included as an exhibit to the form of the Indenture;

Board of Directors
November 18, 2009

4.	A copy of the Restatement of Articles of Incorporation of the Company, certified by the Secretary of State of Indiana to be a true and correct copy thereof;

5.	A copy of the Restated Bylaws of the Company, as amended to date and currently in effect certified by the Secretary of the Company to be a true and correct copy thereof;

6.	Resolutions adopted by the Board of Directors of the Company certified by the Secretary of the Company to be true and correct copies thereof; and

7.	An Officer's Certificate of even date herewith as to certain factual matters.

We have made no independent investigation to verify the truth or accuracy of the factual statements set forth in any of the foregoing documents.  We have not made any independent investigation or review of any matters relating to the Company or any other person other than as expressly described herein.

           In rendering this opinion letter, we also have examined such other documents, records, certificates and instruments as we have deemed necessary for the purposes of the opinions herein expressed and have relied upon and assumed the accuracy of such certificates, documents, records and instruments.  We have made such examination of the laws of the States of Indiana and New York as we deemed relevant for purposes of this opinion letter, but we have not made a review of, and express no opinion concerning, the laws of any jurisdiction other than the States of Indiana and New York and the laws of the United States of general application to transactions in the States of Indiana and New York.  We have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies.  We have relied upon the statements contained in the Registration Statement and statements of officers of the Registrant, and we have made no independent investigation with regard thereto.  We have assumed that the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of any issuance of any securities thereunder) and that the Indenture and the Debentures as finally executed and delivered by the parties thereto will be identical in all material and relevant respects with the copies of the documents we have examined and on which this opinion is based.

           Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that when the Registration Statement becomes effective under the 1933 Act, the Merger has become effective under the Delaware General Corporation Law, and the Debentures have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the following qualifications:  (a) the validity or enforcement of the Indenture and the Debentures may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and (b) we express no opinion as to the applicability or effect of a fraudulent transfer, preference or similar law on the Indenture, the Debentures or any transaction contemplated thereby.

Board of Directors
November 18, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the disclosure and summarization of the opinion in the Registration Statement, including in the prospectus, and to the reference to our firm in the Registration Statement under the caption "Legal Matters."  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ ICE MILLER LLP